                          (MOBILITY ELECTRONICS LOGO)


FOR IMMEDIATE RELEASE

CONTACTS:   Tony Rossi                        Charlie Mollo
            FRB | Weber Shandwick             Mobility Electronics
            310-407-6563                      480-596-0061, ext. 153
            trossi@webershandwick.com         cmollo@mobl.com

                        MOBILITY ELECTRONICS REPORTS 73%
                       INCREASE IN FIRST QUARTER REVENUES

          Company now expects 2003 revenue to increase by at least 70%

HIGHLIGHTS

o        REVENUES INCREASE TO $12 MILLION, AT TOP END OF GUIDANCE

o        GROSS MARGIN IMPROVES TO 35% FROM 22% IN Q4 2002

o        OVER 30,000 JUICE UNITS SHIPPED; RESPONSE CONTINUES TO BE EXCELLENT

o        NET LOSS REDUCED TO $1.1 MILLION FROM $3.4 MILLION IN Q4 2002

SCOTTSDALE, Ariz., May 6, 2003 -- Mobility Electronics, Inc. (Nasdaq: MOBE), a leading provider of innovative portable computing solutions for the mobile computer user, today reported financial results for the first quarter ended March 31, 2003. Revenue was approximately $12.0 million in the first quarter of 2003, an increase of 73% over revenue of $6.9 million in the first quarter of 2002, and an increase of 16% over revenue of $10.3 million in the fourth quarter of 2002.

Net loss for the first quarter of 2003 was $1.1 million, compared with a net loss of $2.3 million, before the cumulative effect of a change in accounting principle, in the same period of the prior year. The net loss in the first quarter of 2002 was adjusted retroactively to include a non-cash transition charge in the amount of $5.6 million pursuant to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Net loss per diluted share was ($0.07) for the first quarter of 2003, compared with net loss per diluted share of ($0.15) for the first quarter of 2002, also before the cumulative effect of a change in accounting principle.

Earnings before interest, taxes, depreciation, amortization and certain other non-cash charges (beneficial conversion costs of preferred stock) was a loss of $572,000 for the first quarter of



                                     -more-
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Mobility Electronics Reports 73% Increase in First Quarter Revenues
Page 2 of 6


2003. This compares to EBITDA less certain other non-cash charges (cumulative effect of change in accounting principle) for the same period of the prior year of negative $2.1 million.

"We are seeing strong demand in each of our product areas and we continue to add important OEM, reseller, and retail accounts that will generate additional growth going forward," said Charlie Mollo, President and Chief Executive Officer of Mobility Electronics. "Sales of, and opportunities for, our new products such as Juice(TM), Pitch(TM) and Quickoffice Premier(TM) are exceeding our expectations, and the growing interest is enabling us to further expand our distribution channels and reach more mobile professionals than ever before."

The following are the notable drivers of the first quarter revenue growth, as well as the major achievements that lay the foundation for further sales growth in each product area:

POWER PRODUCTS

o Shipping approximately 30,000 units of Juice, the new all-in-one power adapter, to OEMs such as Apple, Winbook and SOTEC; resellers such as CDW, PC Connection, PC Mall, Insight, Zones, Compucom and Comark; retailers such as Costco, SkyMall, MicroCenter, Wayport, In Motion, TechDepot.com, Ballio's and Airport Wireless; and airlines such as United and LanChile.

o Securing a large number of additional OEM, retailer and reseller accounts for Juice, in the United States, Canada, and Europe, as well as receiving material re-orders from many initial accounts. As a result of the expanding distribution channels, Juice will be sold by approximately 20 chain stores representing approximately 5,000 stores by the end of the second quarter of 2003, a significant increase from the 370 stores selling Juice in the first quarter of 2003.

o Receiving orders to date for approximately 35,000 Juice units for delivery in the second quarter of 2003.

o Completing a major power adapter development program for IBM, including commencing shipment of this important new product.

o Initiating evaluation programs with Juice in many corporate accounts for possible company-wide roll out.

o Finalizing a major retail distribution agreement with Radio Shack to carry Juice in 3,500 stores throughout the United States.

ENHANCEMENT PRODUCTS FOR HANDHELD COMPUTING, PDA AND MOBILE PHONE DEVICES

o Launching Quickoffice Premier for Palm OS, and launching QuickPoint for Symbian (the new smart phone OS).

o Signing agreements to bundle the Quickoffice software suite with four smart phone OEMs, including Kyocera and AlphaSmart, and to offer the Pitch presentation solution as a companion product with several of these OEMs.

o Launching the next generation of the Pitch product family - Pitch Duo - which adds Bluetooth(TM) wireless capabilities and Microsoft compatibility.

EXPANSION AND DOCKING PRODUCTS

o Shipping the EasiDock(R) 1000EV docking station as a companion product to Acer America's TravelMate C100 Convertible Tablet PC.

"Most importantly, the response to Juice continues to be excellent, and it appears to be driving a

Mobility Electronics Reports 73% Increase in First Quarter Revenues
Page 3 of 6


major shift in the way power adapters are viewed and used," said Mr. Mollo. "We are actively developing new products based on Juice's underlying technology, and we believe we have the opportunity to develop and maintain a leadership position in this emerging product category with a broad range of leading-edge solutions."

FINANCIAL HIGHLIGHTS

Gross margin was 35.0% in the first quarter of 2003, compared to 26.7% in the first quarter of 2002, and 21.8% in the fourth quarter of 2002. The substantial sequential quarter improvement in gross margin was primarily attributable to the introduction of higher margin products such as Juice and reduced overhead expenses following the outsourcing and closing of iGo's historical Reno facility and call center and Mobility's Scottsdale warehouse.

Total first quarter operating expenses were $5.3 million, or 44.4% of revenue, compared to $4.4 million, or 63.6% of revenue, in the first quarter 2002. This also compares with operating expenses of $5.7 million, or 55.7% of revenue, in the fourth quarter of 2002.

 "We are executing well on our business plan and achieving the interim targets that will lead to profitability in the near future," said Mr. Mollo. "As we expected, we had a substantial increase in revenues and gross profit compared to the previous quarter, while further reducing our operating expenses."

OUTLOOK

For the second quarter of 2003, Mobility expects revenues to be between $12 and $13 million, with continued improvement in its bottom line results in the quarter and throughout the remainder of the year. Operating expenses in the second quarter are expected to increase somewhat due to development costs required to complete new OEM programs that are expected to begin contributing revenue in the second half of 2003, as well as expenses related to Sarbanes-Oxley compliance efforts. Mobility expects to utilize a modest amount of its $10 million line of credit to finance working capital needs over the course of 2003.

The Company also increased its revenue guidance for the full year 2003. The Company now expects 2003 revenue growth of more than 70% over 2002, which is an increase from the previous guidance of more than 50% growth. The increased revenue guidance is based on the strong response to Juice, new material OEM and retail accounts for Juice and other products that are expected to contribute revenue in the third and fourth quarters, and the introduction of a variety of exciting new products.

"We have made dramatic progress towards achieving profitability, and we continue to have a clear path to that near-term goal," said Mr. Mollo. "We have strong interest from additional retailers, resellers and OEMs for our recently introduced products and we expect to see further expansion of our domestic and international distribution channels.

"We anticipate continued sales growth in each product area for the remainder of the year. Sales of our power products will continue to grow significantly as we expand our distribution and OEM network and introduce extensions to the Juice product family; growth in the handheld area will be driven by increasing sales of intelligent PDA cradles, the Pitch presentation solutions, and the Quickoffice family of software, which is benefiting from the continued roll-out of smart phones;

Mobility Electronics Reports 73% Increase in First Quarter Revenues
Page 4 of 6


and sales of our expansion and docking products will continue to expand as we leverage the recent success we have had in key vertical markets," said Mr. Mollo.

ABOUT MOBILITY ELECTRONICS, INC.

Mobility Electronics, Inc., based in Scottsdale, Ariz., is a leading designer, developer and marketer of innovative products and solutions for the mobile computing user. The company's unique product portfolio includes widely compatible docking stations for portable computers; connectivity and video products for handheld computing devices; expansion products for desktop, server and portable computers; and power products and accessories for portable computing devices of all types. The company's technology base includes its award-winning Split Bridge(R) technology and multi-function Card Bus, high-speed bus expansion and portable computing device power technologies.

Mobility Electronics possesses a broad range of internally developed intellectual property with numerous patents, patents pending, license agreements and/or strategic relationships with industry leaders such as Avocent, LSI Logic, Molex Corporation, National Instruments, 2C Computing and Philips Semiconductors. The company's subsidiaries include MAGMA, which focuses on expansion products, Portsmith, Inc., which focuses on the handheld market, Cutting Edge Software, Inc., which develops, markets and supports software solutions for the mobile professional and enterprises, and iGo Direct Corporation, which is a leading mobile computer solution provider. Mobility Electronics markets its products through a worldwide network of OEMs, distributors, resellers, retail channels and direct catalog and e-commerce channels.

For information on Mobility Electronics' products and services, call 480-596-0061, or visit its Web site at www.mobilityelectronics.com.

This release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are economic, competitive and technological factors effecting the company's operations, markets, products, services and prices, as well as other factors detailed in the company's filings with the Securities and Exchange Commission.

Mobility Electronics Reports 73% Increase in First Quarter Revenues
Page 5 of 6


                  MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES
                Condensed Consolidated Statements of Operations
                         (000's except per share data)
                                  (unaudited)

                                                                                      THREE MONTHS ENDED
                                                                                            MARCH 31,
                                                                                    -----------------------
                                                                                      2003           2002
                                                                                    --------       --------
Net revenue                                                                         $ 11,971       $  6,919

Gross profit                                                                           4,190          1,845

Selling, engineering and administrative expenses                                       5,310          4,402
Other income, net                                                                         44            216
                                                                                    --------       --------
     Net loss before cumulative effect of change
          in accounting principle                                                     (1,076)        (2,341)
Cumulative effect of change in accounting principle                                       --         (5,627)
                                                                                    --------       --------
     Net loss                                                                         (1,076)        (7,968)

Beneficial conversion costs of preferred stock (1)                                      (445)            --
                                                                                    --------       --------
Net loss attributable to common stockholders                                        $ (1,521)      $ (7,968)
                                                                                    ========       ========

Net loss per share:
Net loss per share before cumulative effect of
     change in accounting principle                                                 $  (0.07)      $  (0.15)
Cumulative effect of change in accounting principle                                       --          (0.37)
                                                                                    --------       --------
     Basic and diluted                                                              $  (0.07)      $  (0.52)
                                                                                    ========       ========

Weighted avg common shares outstanding:
     Basic and diluted                                                                20,375         15,371
                                                                                    ========       ========


Reconciliation of net loss attributable to common stockholders to EBITDA, less certain other non-cash charges:

Net loss attributable to common stockholders                                        $ (1,521)      $ (7,968)
Other income, net                                                                        (44)          (216)
Depreciation and amortization                                                            548            425
Cumulative effect of change in accounting principle                                       --          5,627
Beneficial conversion costs of preferred stock                                           445             --
                                                                                    --------       --------
     EBITDA, less certain other non-cash charges                                    $   (572)      $ (2,132)
                                                                                    ========       ========

(1) Non-cash adjustment to reflect the issuance of Series E and F preferred stock and related warrants at a discount to the fair value of the common stock at the date of issuance.

Mobility Electronics Reports 73% Increase in First Quarter Revenues
Page 6 of 6

                   MOBILITY ELECTRONICS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                     (000's)

                                                                      MARCH 31,   DECEMBER 31,
                                                                        2003         2002
                                                                     -----------  ------------
                                                                     (unaudited)
ASSETS

            Cash and cash equivalents                                  $   995      $ 3,166
            Accounts receivable, net                                     9,280        7,245
            Inventories                                                  5,093        4,414
            Prepaid expenses and other current assets                      213          176
                                                                       -------      -------
                       Total current assets                             15,581       15,001
            Other assets, net                                           13,266       13,368
                                                                       -------      -------
                       Total assets                                    $28,847      $28,369
                                                                       =======      =======


LIABILITIES AND STOCKHOLDERS' EQUITY

            Current liabilities                                        $ 9,649      $ 9,356
            Long-term liabilities                                        1,303        1,385
                                                                       -------      -------
                       Total liabilities                                10,952       10,741

            Total stockholders' equity                                  17,895       17,628

                                                                       -------      -------
                       Total liabilities and stockholders' equity      $28,847      $28,369
                                                                       =======      =======


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